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                                                                   EXHIBIT 4.14



                                FIRST SUPPLEMENT

                                       to

                          JUNIOR SUBORDINATED INDENTURE

                                      among

                        AMERICAN MUTUAL HOLDING COMPANY,

                           AMERUS LIFE HOLDINGS, INC.

                                       and

                      WILMINGTON TRUST COMPANY, as Trustee









                          Date as of September 20, 2000



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                          FIRST SUPPLEMENTAL INDENTURE

     This FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture") is made as of the 20th day of September, 2000, among AMERICAN MUTUAL HOLDING COMPANY, an Iowa mutual insurance holding company ("AMHC"), AMERUS LIFE HOLDINGS, INC., an Iowa insurance holding company (the "Company"), and WILMINGTON TRUST COMPANY, as Trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 3, 1997 (the "Indenture"), providing for the issuance by the Company of unsecured 8.85% junior subordinated debentures, series A;

     WHEREAS, AMHC has executed a Plan of Conversion, dated as of December 17, 1999, pursuant to which AMHC will convert from a mutual insurance holding company into a stock holding company;

     WHEREAS, the Company and AMHC have executed and delivered an Agreement and Plan of Merger, dated December 17, 1999, pursuant to which the Company will merge with and into AMHC, with AMHC as the surviving company (the "Merger");

     WHEREAS, AMHC desires to assume the obligations of the Company under the Indenture;

     WHEREAS, this First Supplemental Indenture is being executed pursuant to the requirements of Article Eight of the Indenture, as authorized by Article Nine of the Indenture and without the consent of the Holders;

     WHEREAS, the execution and delivery by the Company of this Supplemental Indenture have been duly authorized by Board Resolution and all other action required to make this First Supplemental Indenture a valid and binding instrument has been duly taken and performed; and

     WHEREAS, concurrently with the execution and delivery of this First Supplemental Indenture, the Company is delivering to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this First Supplemental Indenture complies with Article Eight and that all conditions precedent to the consummation of the Merger under this Indenture have been met.

     NOW, THEREFORE, the parties agree as follows:


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                                   ARTICLE ONE
                                   ASSUMPTION

     SECTION 101. AMHC hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture and the Securities on the part of the Company to be performed or observed.

                                   ARTICLE TWO
                                  MISCELLANEOUS

     SECTION 201. Definitions. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided, the definitions, terms and expressions used herein shall have the same meanings as corresponding definitions, terms and expressions used in the Indenture.

     SECTION 202. Continuance of Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 203. Concerning the Trustee. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture, as hereby amended.

     SECTION 204. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

     SECTION 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                            AMERICAN MUTUAL HOLDING COMPANY

                                            By: /s/ Roger K. Brooks
                                                -------------------------------
                                                Name:  Roger K. Brooks
                                                Title: Chairman, President and
                                                       Chief Executive Officer

Attest:

/s/ James A. Smallenberger
--------------------------
Name:  James A. Smallenberger
Title: Senior Vice President and Secretary

                                            AMERUS LIFE HOLDINGS, INC.

                                            By: /s/ Roger K. Brooks
                                                -------------------------------
                                                Name:  Roger K. Brooks
                                                Title: Chairman, President and
                                                       Chief Executive Officer

Attest:

/s/ James A. Smallenberger
--------------------------
Name:  James A. Smallenberger
Title: Senior Vice President and Secretary

                                            WILMINGTON TRUST COMPANY

                                            By: /s/ Roseline K. Mancy
                                                -------------------------------
                                                Name:  Roseline K. Mancy
                                                Title: Assistant Vice President

Attest:

-----------------------------------
Name:
Title: